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Exhibit 99.2

REVOCABLE PROXY
MATRITECH, INC.

Special Meeting of Stockholders of MATRITECH, INC.
                       , 2007

The undersigned, revoking all prior proxies, hereby appoints Stephen D. Chubb and David L. Corbet, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Matritech, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts 02110 on            ,                        , 2007, at 9:00 a.m. Eastern time and at all adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated                       , 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above—Co-holder (if any) sign above

Please sign exactly as your name appears on your stock certificate.

When signing as an attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please sign in full corporate name by an authorized officer.

	For	Against	Abstain
1. To approve the sale of substantially all of the assets of Matritech, Inc. to Milano Acquisition Corp., a wholly owned subsidiary of Inverness Medical Innovations, Inc., pursuant to and on the terms set forth in an Asset Purchase Agreement dated August 27, 2007 by and among Inverness, Milano and Matritech.	☐	☐	☐
	For	Against	Abstain
2. To approve the plan of complete liquidation and dissolution of Matritech, including the liquidation and dissolution of Matritech contemplated thereby, following the closing of the asset sale.	☐	☐	☐
	For	Against	Abstain
3. To approve an amendment to Matritech's certificate of incorporation to change Matritech's name to MZT Holdings, Inc., subject to the approval of the asset sale proposal and following the closing of the asset sale.	☐	☐	☐
	For	Against	Abstain
4. To grant discretionary authority to the Matritech board of directors to adjourn or postpone the special meeting, even if a quorum is present, to solicit additional votes to approve the asset sale proposal, the plan of dissolution proposal or the name change proposal, if necessary.	☐	☐	☐
5. To consider and transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

PLEASE CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING ☐

The Board of Directors recommends a vote FOR the foregoing proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATRITECH, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF MATRITECH, INC. TO MILANO ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF INVERNESS MEDICAL INNOVATIONS, INC., PURSUANT TO AND ON THE TERMS SET FORTH IN AN ASSET PURCHASE AGREEMENT DATED AUGUST 27, 2007 BY AND AMONG INVERNESS, MILANO AND MATRITECH; FOR THE APPROVAL OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF MATRITECH, INCLUDING THE LIQUIDATION AND DISSOLUTION OF MATRITECH CONTEMPLATED THEREBY, FOLLOWING THE CLOSING OF THE ASSET SALE; FOR THE APPROVAL OF AN AMENDMENT TO MATRITECH'S CERTIFICATE OF INCORPORATION TO CHANGE MATRITECH'S NAME TO MZT HOLDINGS, INC., SUBJECT TO THE APPROVAL OF THE ASSET SALE PROPOSAL AND FOLLOWING THE CLOSING OF THE ASSET SALE; AND FOR THE GRANT OF DISCRETIONARY AUTHORITY TO THE MATRITECH BOARD OF DIRECTORS TO ADJOURN OR POSTPONE THE SPECIAL MEETING, EVEN IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL VOTES TO APPROVE THE ASSET SALE PROPOSAL, THE PLAN OF DISSOLUTION PROPOSAL OR THE NAME CHANGE PROPOSAL, IF NECESSARY. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

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  Exhibit 99.2